UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 4, 2011, WMS Industries Inc. (the “Corporation”) issued a press release relating to its results for the quarter and fiscal year ended June 30, 2011. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Shortly after the issuance of the August 4, 2011 press release, the Corporation held a conference call with investors, analysts and others further discussing the June 2011 quarterly and fiscal year financial results and financial guidance, including a question and answer session. A transcript of that conference call is being furnished with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

This information furnished under “Item 2.02. Results of Operations and Financial Condition”, including the exhibits related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Corporation, except as shall be expressly set forth by specific reference in such document.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 4, 2011, the Corporation began notifying employees whose employment will be terminated as part of a global restructuring. In the aggregate, the Corporation will reduce its global workforce by approximately 10%. The global restructuring followed the Corporation’s thorough review of its product plans and business strategies, which resulted in the decisions to streamline its product management and product development functions, simplify product plans and further prioritize on-time commercialization of new game themes. These decisions led to the need to streamline operations and reduce operating expenses. These actions are expected to better direct resources and focus on near-term revenue opportunities and will reduce our overall organizational staffing to a level that better correlates with the current operating environment. The employees whose positions are being eliminated are being notified currently, although certain positions are not expected to be eliminated until November, 2011. August 4, 2011 is the date of commitment to this plan.

In connection with the restructuring, the Corporation expects to incur pre-tax charges of between $11 and $14 million primarily for cash severance costs and other expenses. The Corporation expects to record these charges in the September 2011 quarter, although in some cases the cash payments will occur over several quarters. The charges that the Corporation expects to incur in connection with the restructuring are subject to a number of assumptions, and actual results may differ. The Corporation may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring.

This Item 2.05 contains forward-looking statements concerning our future business performance, strategy, outlook and plans, including statements related to the estimated charges for the workforce reduction, estimated cash expenditures related to severance payments and the timing for completion of the workforce reduction. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” and “intend,” among others. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed. Factors which could cause our actual results to differ from expectations include (1) the Corporation’s workforce reduction costs may be greater than anticipated; and (2) the workforce reduction and any future workforce or other expense reductions may have an adverse impact on the Corporation’s development activities and its ability to retain key personnel. Other factors that could cause actual results to differ from expectations are more fully described under “Item 1. Business-Risk Factors” and “Legal Proceedings” in our Annual Report on Form 10-K for the year ended June 30, 2010 and our more recent reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description

99.1	Press Release of WMS Industries Inc. dated August 4, 2011

99.2	Transcript of WMS Industries Inc. Conference Call held on August 4, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

/s/ Kathleen J. McJohn
Name: Kathleen J. McJohn
Title: Vice President, General Counsel and Secretary

Date: August 9, 2011

Exhibit Index

Exhibits	Description

99.1	Press Release of WMS Industries Inc. dated August 4, 2011

99.2	Transcript of WMS Industries Inc. Conference Call held on August 4, 2011

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